Exhibit 4.3

EXECUTION VERSION

ELEVENTH SUPPLEMENTAL INDENTURE

ENCOMPASS HEALTH CORPORATION

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

Dated as of December 15, 2021

TABLE OF CONTENTS

	Page
ARTICLE I

DEFINITIONS
SECTION 1.01.	Definitions	2
ARTICLE II

Amendment of the Existing Indenture

SECTION 2.01.	Amendment of Section 5.06 of the Existing Indenture	3
SECTION 2.02.	Amendment of Article I of the Existing Indenture	3
SECTION 2.03.	Amendment of Article VI of the Existing Indenture	4
SECTION 2.04.	Amendment of Article XVI of the Existing Indenture	5

ARTICLE III

EFFECTIVENESS

SECTION 3.01.	Effectiveness of Supplemental Indenture	5

ARTICLE IV

Articles to be read together

SECTION 4.01.	Instruments To Be Read Together	5
SECTION 4.02.	Parties	5

ARTICLE V

Miscellaneous

SECTION 5.01.	Integral Part	6
SECTION 5.02.	Adoption, Ratification and Confirmation	6
SECTION 5.03.	Counterparts	6
SECTION 5.04.	Severability	6
SECTION 5.05.	Governing Law	6
SECTION 5.06.	Trustee Makes No Representation	7
SECTION 5.07.	Damages Limitation	7
SECTION 5.08.	U.S.A. PATRIOT Act	7
-i-

ELEVENTH SUPPLEMENTAL INDENTURE dated as of December 15, 2021 (this “Supplemental Indenture”), between ENCOMPASS HEALTH CORPORATION, a Delaware corporation (formerly known as HealthSouth Corporation, the “Company”), the subsidiaries of the Company party hereto (the “Subsidiary Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS the Company has heretofore entered into a senior indenture, dated as of December 1, 2009 (the “Base Indenture”), with the Trustee, as amended, supplemented or otherwise modified prior to the date hereof, including by that certain Seventh Supplemental Indenture, dated as of September 16, 2015 (the “Seventh Supplemental Indenture”), providing for the issuance of the Company’s 5.75% Senior Notes due 2025 (the “Securities”). The Base Indenture, together with the Seventh Supplemental Indenture, is referred to herein as the “Existing Indenture”;
WHEREAS, the Company expects to effect the partial or full separation of its home health and hospice business (the “HH&H Business”).
WHEREAS, in connection with a potential spin-off or other distribution of at least 80.1% of the capital stock of the HH&H Business to the Company’s stockholders, in each case which distribution has not been preceded by an IPO or other public listing of the capital stock of the HH&H Business), the Company, pursuant to the Consent Solicitation Statement dated December 9, 2021 (the “Consent Solicitation Statement”), solicited and received consents from holders representing a majority in aggregate principal amount of the Securities, allowing it to amend the Existing Indenture as described herein;
WHEREAS, the Company has received the consent of the Holders of at least a majority in principal amount of the outstanding Securities (excluding any Securities owned by the Company or any of its Affiliates), all as certified by a certificate of the information agent with respect to the Consent Solicitation, as the duly appointed proxy of such Holders, delivered to the Company and the Trustee, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officers’ Certificate and an Opinion of Counsel relating to this Supplemental Indenture pursuant to the Existing Indenture, and the Company has satisfied all other conditions required under the Existing Indenture to enable the Company, the Subsidiary Guarantors, and the Trustee to enter into this Supplemental Indenture;
    WHEREAS, pursuant to Section 14.02 of the Existing Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to effectuate the Amendments (as defined below);

    WHEREAS all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company and the Subsidiary Guarantors have been done or performed;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.Definitions. Section 1.01 of the Existing Indenture is hereby amended by adding the following definition therein in correct alphabetical order.
“Consent Payment”, in respect of the Securities, has the meaning set forth in the Consent Solicitation Statement.

“Consent Solicitation” has the meaning set forth in the Consent Solicitation Statement.

“Consent Solicitation Statement” means the Company’s Consent Solicitation Statement dated December 9, 2021.

“Distribution” means the distribution to equityholders of the Company, whether in respect of Company Capital Stock or in exchange for Company Capital Stock, of at least 80.1% of the common stock of SpinCo (with cash in lieu of any fractional shares) in one or more transactions.

“Operative Date” means the date on which the Company makes the Consent Payment to Holders of the Securities that are entitled to receive the Consent Payment in accordance with the terms of the Consent Solicitation Statement.

“Permitted Retained Interest Disposition” means any disposition (including in exchange for the Capital Stock or Indebtedness of the Company) of all or a portion of the Retained Interest in one or more transactions.

“Required Consents” has the meaning set forth in the Consent Solicitation Statement.

“Retained Interest” means any Capital Stock of SpinCo held by the Company from time to time after any Distribution.

“SpinCo” means an existing or newly formed corporation holding substantially all of the assets of the Company’s home health and hospice business.

ARTICLE II

AMENDMENT OF THE EXISTING INDENTURE
SECTION 2.01.     Amendment of Section 5.06 of the Existing Indenture. From and after the Operative Date (as defined below), clause (a) of the second paragraph of Section 5.06 of the Seventh Supplemental Indenture (Release of Subsidiary Guarantor) with respect to the Securities is hereby amended as follows:
(a) upon the designation (other than in accordance with clause (2) of the definition of “Unrestricted Subsidiary”) of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture;
SECTION 2.02.    Amendment of Article I of the Existing Indenture. From and after the Operative Date, Section 1.01 of the Existing Indenture is hereby amended by making the stricken and underlined changes:
(a) the definition of “Asset Disposition” in the Existing Indenture is hereby amended as follows (unaffected clauses are not reproduced here):
(J) a disposition of cash or Temporary Cash Investments; ~~and~~

(K) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)~~.~~;

(L) any Distribution, so long as the Leverage Ratio is no more than 3.5 to 1.0 on a pro forma basis after giving effect thereto; and

(M) any Permitted Retained Interest Disposition, so long as the Leverage Ratio is no more than 3.5 to 1.0 on a pro forma basis after giving effect thereto.

(b) the definition of “Consolidated Net Income” in the Existing Indenture is hereby amended as follows (unaffected clauses are not reproduced here):
    (6) extraordinary gains or losses; ~~and~~
    (7) the cumulative effect of a change in accounting principles~~,~~; and
    (8) solely in connection with determining whether the making of any Distribution or any Permitted Retained Interest Disposition is permitted hereunder, any fees, expenses or charges related to the Consent Solicitation (including the Consent Payment), any Distribution or any Permitted Retained Interest Disposition,
(c) the definition of “Permitted Investments” in the Existing Indenture is hereby amended as follows (unaffected clauses are not reproduced here):
(14) a Receivables Entity, or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a purchase money note, contribution of additional receivables or an equity interest; ~~or~~

(15) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (15) and outstanding on the date such Investment is made, do not exceed 10% of Consolidated Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior thereto~~.~~;

(16) Investments in the Retained Interest; and

(17) any Investment in SpinCo and its Subsidiaries on the Operative Date in connection with their designation as Unrestricted Subsidiaries hereunder in accordance with the definition of “Unrestricted Subsidiary”.

(c) the definition of “Unrestricted Subsidiary” in the Existing Indenture is hereby amended in its entirety to read as follows (unaffected clauses are not reproduced here):
“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; ~~and~~

(2) on and after the Operative Date (automatically and without any action taken by the Company), SpinCo; and

(~~2~~3) any Subsidiary of an Unrestricted Subsidiary.

SECTION 2.03.    Amendment of Article VI of the Existing Indenture. From and after the Operative Date (as defined below), Section 6.04(b) of the Existing Indenture (Limitation on Restricted Payments) is hereby amended as follows (unaffected subsections are not reproduced here):
(12) any payments of cash and/or Capital Stock of the Company to a holder of the 2.00%     Convertible Senior Subordinated Notes due 2043 (the “Convertible Notes”) upon the conversion of such holder’s Convertible Notes, in accordance with the terms thereof; ~~or~~
(13) any purchase or other acquisition or retirement for value of shares of Capital Stock of HealthSouth Home Health Holdings, Inc. held by any Person other than the Company or any of its Subsidiaries on the Issue Date~~.~~;
(14) any Distribution, so long as the Leverage Ratio is no more than 3.5 to 1.0 on a pro forma basis after giving effect to such Restricted Payment; or

    (15) any Permitted Retained Interest Disposition, so long as the Leverage Ratio is no more than 3.5 to 1.0 on a pro forma basis after giving effect to such Restricted Payment.
SECTION 2.04.    Amendment of Article XVI of the Existing Indenture. From and after the Operative Date (as defined below), Article XVI of the Existing Indenture is hereby amended by adding the following provision regarding the Distributions and Permitted Retained Interest Dispositions as new Section 16.12 of the Indenture:
16.12 Distributions and Permitted Retained Interest Dispositions. Notwithstanding anything to the contrary set forth in this Indenture or any supplemental indenture, no provision of this Indenture or in any supplemental indenture shall prevent the consummation of any of any Distribution or any Permitted Retained Interest Disposition, nor shall any Distribution or any Permitted Retained Interest Disposition give rise to any default or constitute a utilization of any basket or ratio under this Indenture or any supplemental indenture.
ARTICLE III
EFFECTIVENESS
SECTION 3.01.    Effectiveness of Supplemental Indenture. The amendments set forth in Article 2 hereof (the “Amendments”) shall become effective on and as of the date on which the Company makes the Consent Payment (as defined in the Consent Solicitation Statement) to Holders of the Securities that are entitled to receive the Consent Payment (as defined in the Consent Solicitation Statement) in accordance with the terms of the Consent Solicitation Statement. The Company shall provide prompt written notice to the Trustee if the Consent Payment (as defined in the Consent Solicitation Statement) has been made and the Operative Date has occurred, or if for any reason the Consent Payment (as defined in the Consent Solicitation Statement) shall not be made and the Operative Date shall not occur.
ARTICLE IV

ARTICLES TO BE READ TOGETHER
SECTION 4.01.    Instruments To Be Read Together. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Existing Indenture, and the Existing Indenture and this Supplemental Indenture shall henceforth be read together.
SECTION 4.02.    Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Existing Indenture or any provision herein or that therein contained.

ARTICLE V

MISCELLANEOUS
SECTION 5.01.    Integral Part. This Supplemental Indenture constitutes an integral part of the Existing Indenture.
SECTION 5.02.    Adoption, Ratification and Confirmation. The Existing Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
SECTION 5.03.    Counterparts; Electronic Signatures. This Supplemental Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 5.04.    Severability. Should any provision of this Supplemental Indenture for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Supplemental Indenture, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.
SECTION 5.05.    Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5.06.    Trustee Makes No Representation. The Trustee makes no representation and shall not be responsible or accountable as to the validity, execution by the other parties hereto or sufficiency of this Supplemental Indenture or with respect to the Consent Solicitation Statement, the Consent Solicitation or the consents of Holders, all of which recitals are made solely by the Company and the Guarantors, and the Trustee assumes no responsibility for the same. The recitals and statements herein are deemed to be those of the Company and Subsidiary Guarantors and not of the Trustee and the Trustee shall not be held responsible in any manner whatsoever for their correctness. The Trustee assumes no responsibility for the accuracy or completeness of the information concerning the Company or its Affiliates or any other Person contained in the Consent Solicitation Statement or any related documents or for any failure by the Company or any other Person to disclose events that may have occurred and may affect the significance or accuracy of such information.
SECTION 5.07.    Damages Limitation. In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
SECTION 5.08.    U.S.A. PATRIOT Act. The Company and the Subsidiary Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture on the date first set forth above.
ENCOMPASS HEALTH CORPORATION, as Issuer
By:    /s/ Douglas E. Coltharp
Name:    Douglas E. Coltharp
Title:    Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

SUBSIDIARY GUARANTORS
Advanced Homecare Holdings, Inc.
Advanced Homecare Management, Inc.
AHM Texas LP, Inc.
Camellia Medical Systems, Inc.
CareSouth Health System, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
DOSIK, INC.
EHHI Holdings, Inc.
Encompass Health C Corp Sub Holdings, Inc.
Encompass Health Central Arkansas Holdings, Inc.
Encompass Health Home Health Corporation
Encompass Health Home Health Holdings, Inc.
Encompass Health Jonesboro Holdings, Inc.
Encompass Health Rehabilitation Hospital of City View, Inc.
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.
Encompass Health Rehabilitation Hospital of Columbia, Inc.
Encompass Health Rehabilitation Hospital of Concord, Inc.
Encompass Health Rehabilitation Hospital of Dothan, Inc.
Encompass Health Rehabilitation Hospital of Florence, Inc.
Encompass Health Rehabilitation Hospital of Manati, Inc.
Encompass Health Rehabilitation Hospital of Montgomery, Inc.
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.
Encompass Health Rehabilitation Hospital of Panama City, Inc.
Encompass Health Rehabilitation Hospital of San Antonio, Inc.
Encompass Health Rehabilitation Hospital of San Juan, Inc.
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.
Encompass Health Rehabilitation Hospital of Texarkana, Inc.
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.
[Signature Page to Supplemental Indenture]

Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.
Encompass Health Tyler Holdings, Inc.
Encompass Health Yuma Holdings, Inc.
EXCELLA HEALTHCARE, INC.
EXCELLA HOMECARE, INC.
Guardian Home Care, Inc.
HealthSouth Rehabilitation Hospital of Austin, Inc.
Home Health Care of Bogalusa, Inc.
Home Health Care Systems, Inc.
Idaho Homecare Holdings, Inc.
Reliant Blocker Corp.
WellCare, Inc.
Wellmark Healthcare Services of El Paso, Inc.
West Mississippi Home Health Services, Inc.
Western Neuro Care, Inc.
By:    /s/ Edmund M. Fay
Name:    Edmund M. Fay                 Title:    Authorized Signatory

[Signature Page to Supplemental Indenture]

Abba Home Health, L.P.
By:    AHM Texas GP, LLC, its General Partner
AHM Action Home Health, LP
By:    AHM Texas GP, LLC, its General Partner
Best Home Care LP
By:    AHM Texas GP, LLC, its General Partner
DRC Health Systems, L.P.
By:    AHM Texas GP, LLC, its General Partner
Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.
By:    Continental Rehabilitation Hospital of Arizona, Inc., its General Partner
Encompass Health Rehabilitation Hospital of Tustin, L.P.
By:    Western Neuro Care, Inc., its Managing General Partner
EH of Fort Worth, LP, formerly known as Encompass of Fort Worth, LP
By:    AHM Texas GP, LLC, its General Partner
EH of West Texas, LP formerly known as Encompass of West Texas, LP
By:    AHM Texas GP, LLC, its General Partner
Hallmark Homecare, L.P.
By:    AHM Texas GP, LLC, its General Partner
Preferred Home Health, L.P.
By:    AHM Texas GP, LLC, its General Partner
Texas Senior Care, L.P.
By:    AHM Texas GP, LLC, its General Partner

By:     /s/ Edmund M. Fay
Name:    Edmund M. Fay                 Title:    Authorized Signatory

[Signature Page to Supplemental Indenture]

A&B Home Health Solutions, LLC
AHM Texas GP, LLC
Apex Hospice LLC
Camellia Home Health of Alabama, LLC
Camellia Home Health of East Tennessee, LLC
Camellia Home Health of the Gulf Coast, LLC
Camellia Hospice of Central Mississippi, LLC
Camellia Hospice of East Louisiana, LLC
Camellia Hospice of Louisiana, LLC
Camellia Hospice of North Mississippi, LLC
Camellia Hospice of Northeast Alabama LLC
Camellia Hospice of Northeast Mississippi, LLC
Camellia Hospice of South Alabama, LLC
Camellia Hospice of Southwest Mississippi, LLC
Camellia Hospice of the Gulf Coast, LLC
CareServices of the Treasure Coast, LLC
CareSouth HHA Holdings of Columbus, LLC
CareSouth HHA Holdings of Dothan, LLC
CareSouth HHA Holdings of Gainesville, LLC
CareSouth HHA Holdings of Greensboro, LLC
CareSouth HHA Holdings of Lexington, LLC
CareSouth HHA Holdings of North Florida, LLC
CareSouth HHA Holdings of Panama City, LLC
CareSouth HHA Holdings of Richmond, LLC
CareSouth HHA Holdings of South Carolina, LLC
CareSouth HHA Holdings of Tallahassee, LLC
CareSouth HHA Holdings of the Bay Area, LLC
CareSouth HHA Holdings of Valley, LLC
CareSouth HHA Holdings of Virginia, LLC
CareSouth HHA Holdings of Washington, LLC
CareSouth HHA Holdings of Western Carolina, LLC
CareSouth HHA Holdings of Winchester, LLC
CareSouth HHA Holdings, LLC
CareSouth Hospice, LLC
Continental Home Care, LLC
Continental Medical Systems, LLC
CS Health & Wellness, LLC
Day-By-Day Staff Relief, LLC
Encompass Health Acquisition Holdings, LLC
Encompass Health Acquisition Holdings Subsidiary, LLC
Encompass Health Alabama Real Estate, LLC
Encompass Health Arizona Real Estate, LLC
Encompass Health Arkansas Real Estate, LLC
Encompass Health Boise Holdings, LLC
Encompass Health Bryan Holdings, LLC
[Signature Page to Supplemental Indenture]

Encompass Health California Real Estate, LLC
Encompass Health Colorado Real Estate, LLC
Encompass Health Charleston Holdings, LLC
Encompass Health Dayton Holdings, LLC
Encompass Health Deaconess Holdings, LLC
Encompass Health Fairlawn Holdings, LLC
Encompass Health GKBJH Holdings, LLC
Encompass Health Gulfport Holdings, LLC
Encompass Health Iowa City Holdings, LLC
EH Health Home Health of Alabama, LLC, formerly known as Encompass Health Home Health of Alabama, LLC
EH Health Home Health of Birmingham, LLC, formerly known as Encompass Health Home Health of Birmingham, LLC
EH Health Home Health of Central Virginia, LLC, formerly known as Encompass Health Home Health of Central Virginia, LLC
EH Health Home Health of Florida, LLC, formerly known as Encompass Health Home Health of Florida, LLC
EH Health Home Health of Kentucky, LLC, formerly known as Encompass Health Home Health of Kentucky, LLC
EH Health Home Health of New England, LLC, formerly known as Encompass Health Home Health of New England, LLC
EH Health Home Health of Ohio, LLC, formerly known as Encompass Health Home Health of Ohio, LLC
EH Health Home Health of the Northwest, LLC, formerly known as Encompass Health Home Health of the Northwest, LLC
EH Health Home Health of the Southwest, LLC, formerly known as Encompass Health Home Health of the Southwest, LLC
EH Health Hospice of Alabama, LLC, formerly known as Encompass Health Hospice of Alabama, LLC
EH Health Hospice of Pennsylvania, LLC, formerly known as Encompass Health Hospice of Pennsylvania, LLC
EH Health Hospice of the Midwest, LLC, formerly known as Encompass Health Hospice of the Midwest, LLC
[Signature Page to Supplemental Indenture]

EH Health Hospice of the Northwest, LLC, formerly known as Encompass Health Hospice of the Northwest, LLC
EH Health Hospice of the Southwest, LLC, formerly known as Encompass Health Hospice of the Southwest, LLC
EH Health Ventures Bozeman, LLC, formerly known as Encompass Health HHH Ventures Bozeman, LLC
EH Health Ventures Salida, LLC, formerly known as Encompass Health HHH Ventures Salida, LLC
Encompass Health Iowa Real Estate, LLC
Encompass Health Johnson City Holdings, LLC
Encompass Health Joint Ventures Holdings, LLC
Encompass Health Kansas Real Estate, LLC
Encompass Health Kentucky Real Estate, LLC
Encompass Health Kingsport Holdings, LLC
Encompass Health Littleton Holdings, LLC
Encompass Health Louisiana Real Estate, LLC
Encompass Health Lubbock Holdings, LLC
Encompass Health Martin County Holdings, LLC
Encompass Health Maryland Real Estate, LLC
Encompass Health Massachusetts Real Estate, LLC
Encompass Health Midland Odessa Holdings, LLC
Encompass Health Myrtle Beach Holdings, LLC
Encompass Health Nevada Real Estate, LLC
Encompass Health New Mexico Real Estate, LLC
Encompass Health Ohio Real Estate, LLC
Encompass Health Owned Hospitals Holdings, LLC
Encompass Health Pennsylvania Real Estate, LLC
Encompass Health Properties, LLC
Encompass Health Real Estate, LLC
Encompass Health Rehabilitation Hospital of Abilene, LLC
Encompass Health Rehabilitation Hospital of Albuquerque, LLC
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC
Encompass Health Rehabilitation Hospital of Arlington, LLC
Encompass Health Rehabilitation Hospital of Austin, LLC
Encompass Health Rehabilitation Hospital of Bakersfield, LLC
Encompass Health Rehabilitation Hospital of Bluffton, LLC
[Signature Page to Supplemental Indenture]

Encompass Health Rehabilitation Hospital of Braintree, LLC
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC
Encompass Health Rehabilitation Hospital of Cincinnati, LLC
Encompass Health Rehabilitation Hospital of Cypress, LLC
Encompass Health Rehabilitation Hospital of Dallas, LLC
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC
Encompass Health Rehabilitation Hospital of East Valley, LLC
Encompass Health Rehabilitation Hospital of Erie, LLC
Encompass Health Rehabilitation Hospital of Fort Smith, LLC
Encompass Health Rehabilitation Hospital of Franklin, LLC
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC
Encompass Health Rehabilitation Hospital of Gadsden, LLC
Encompass Health Rehabilitation Hospital of Greenville, LLC
Encompass Health Rehabilitation Hospital of Harmarville, LLC
Encompass Health Rehabilitation Hospital of Henderson, LLC
Encompass Health Rehabilitation Hospital of Humble, LLC
Encompass Health Rehabilitation Hospital of Katy, LLC
Encompass Health Rehabilitation Hospital of Lakeview, LLC
Encompass Health Rehabilitation Hospital of Largo, LLC
Encompass Health Rehabilitation Hospital of Las Vegas, LLC
Encompass Health Rehabilitation Hospital of Littleton, LLC
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC
Encompass Health Rehabilitation Hospital of Miami, LLC
[Signature Page to Supplemental Indenture]

Encompass Health Rehabilitation Hospital of Middletown, LLC
Encompass Health Rehabilitation Hospital of Modesto, LLC
Encompass Health Rehabilitation Hospital of Murrieta, LLC
Encompass Health Rehabilitation Hospital of New England, LLC
Encompass Health Rehabilitation Hospital of North Tampa, LLC
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC
Encompass Health Rehabilitation Hospital of Ocala, LLC
Encompass Health Rehabilitation Hospital of Pearland, LLC
Encompass Health Rehabilitation Hospital of Pensacola, LLC
Encompass Health Rehabilitation Hospital of Petersburg, LLC
Encompass Health Rehabilitation Hospital of Plano, LLC
Encompass Health Rehabilitation Hospital of Reading, LLC
Encompass Health Rehabilitation Hospital of Richardson, LLC
Encompass Health Rehabilitation Hospital of Round Rock, LLC
Encompass Health Rehabilitation Hospital of Sarasota, LLC
Encompass Health Rehabilitation Hospital of Scottsdale, LLC
Encompass Health Rehabilitation Hospital of Shelby County, LLC
Encompass Health Rehabilitation Hospital of Shreveport, LLC
Encompass Health Rehabilitation Hospital of Sioux Falls, LLC
Encompass Health Rehabilitation Hospital of Sugar Land, LLC
Encompass Health Rehabilitation Hospital of Sunrise, LLC
Encompass Health Rehabilitation Hospital of Tallahassee, LLC
[Signature Page to Supplemental Indenture]

Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC
Encompass Health Rehabilitation Hospital of Toledo, LLC
Encompass Health Rehabilitation Hospital of Toms River, LLC
Encompass Health Rehabilitation Hospital of Utah, LLC
Encompass Health Rehabilitation Hospital of Vineland, LLC
Encompass Health Rehabilitation Hospital of Waco, LLC
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC
Encompass Health Rehabilitation Hospital of York, LLC
Encompass Health Rehabilitation Hospital The Vintage, LLC
Encompass Health Rehabilitation Hospital Vision Park, LLC
Encompass Health Rehabilitation Institute of Tucson, LLC
Encompass Health San Angelo Holdings, LLC
Encompass Health Savannah Holdings, LLC
Encompass Health Sea Pines Holdings, LLC
Encompass Health Sewickley Holdings, LLC
Encompass Health South Carolina Real Estate, LLC
Encompass Health South Dakota Real Estate, LLC
Encompass Health Support Companies, LLC
Encompass Health Texas Real Estate, LLC
Encompass Health Tucson Holdings, LLC
Encompass Health Tulsa Holdings, LLC
Encompass Health Utah Real Estate, LLC
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC
Encompass Health Virginia Real Estate, LLC
Encompass Health Walton Rehabilitation Hospital, LLC
Encompass Health West Tennessee Holdings, LLC
Encompass Health West Virginia Real Estate, LLC
Encompass Health Westerville Holdings, LLC
Encompass Health Winston-Salem Holdings, LLC
EH Home Health of Austin, LLC, formerly known as Encompass Home Health of Austin, LLC
EH Home Health of Colorado, LLC, formerly known as Encompass Home Health of Colorado, LLC
[Signature Page to Supplemental Indenture]

EH Home Health of DFW, LLC, formerly known as Encompass Home Health of DFW, LLC
EH Home Health of East Texas, LLC, formerly known as Encompass Home Health of East Texas, LLC
EH Home Health of New England, LLC, formerly known as Encompass Home Health of New England, LLC
EH Home Health of the Mid Atlantic, LLC, formerly known as Encompass Home Health of the Mid Atlantic, LLC
EH Home Health of the Midwest, LLC, formerly known as Encompass Home Health of the Midwest, LLC
EH Home Health of the Southeast, LLC, formerly known as Encompass Home Health of the Southeast, LLC
EH Home Health of the West, LLC, formerly known as Encompass Home Health of the West, LLC
EH Hospice of the West, LLC, formerly known as Encompass Hospice of the West, LLC
EXCELLA ASSOCIATES, L.L.C.
EXCELLA HOME HEALTH AGENCY, LLC
HealthCare Innovations of Oklahoma, L.L.C.
HEALTHCARE INNOVATIONS OF WESTERN OKLAHOMA, LLC
HealthCare Innovations-Travertine Health Services, L.L.C.
HealthSouth Rehabilitation Hospital of Forsyth County, LLC
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
Hospice Care of Mississippi, LLC
Orion Homecare, LLC
Print Promotions Group, LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of North Alabama, LLC
Rehabilitation Hospital of Plano, LLC
Saad Healthcare of St. Clair County LLC
TH of San Antonio LLC
By:    /s/ Edmund M. Fay
Name:    Edmund M. Fay                 Title:    Authorized Signatory
[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By: Computershare Trust Company, National Association, as attorney-in-fact
By:      /s/ Susan Wright
Name: Susan Wright
    Title:     AVP

[Signature Page to Supplemental Indenture]